Exhibit 10.2

EXECUTION VERSION

INVESTOR AGREEMENT

This INVESTOR AGREEMENT (this “Agreement”) is made and entered into as of June 23, 2019 by and among US Ecology, Inc., a Delaware corporation (“Parent”), US Ecology Parent, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Holdco”), the undersigned stockholders (the “Stockholders”) of NRC Group Holdings Corp. a Delaware corporation (the “Company”) and, solely with respect to Section 4, the Company.

RECITALS

WHEREAS, Parent, Holdco, ECOL Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco, Rooster Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdco (“Rooster Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things, the merger of Rooster Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), pursuant to which each share of Company common stock, par value $0.0001 per share (“Company Common Stock”), and Company 7.00% Series A Convertible Cumulative Preferred Stock, par value 0.0001 per share (the “Company Series A Preferred Stock”) that is not a Dissenting Share will thereupon be cancelled and converted into the right to receive the Common Merger Consideration or the Preferred Merger Consideration, as applicable;

WHEREAS, the Stockholders are the record holders and/or beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of shares of the Company Capital Stock; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Holdco have required the Stockholders, and in order to induce Parent and Holdco to enter into the Merger Agreement, the Stockholders (solely in each Stockholder’s capacity as such) has agreed, to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration and intending legally to be bound, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.                                      Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)                                 “Encumbrance” shall mean any lien, hypothecation, adverse claim, charge, security interest, pledge or option, proxy, right of first refusal, preemptive right, voting trust or any other similar right.

(b)                                 “Permitted Encumbrance” shall mean any Encumbrance arising under securities Laws.

(c)                                  “Transfer” means to, directly or indirectly, (i) sell, pledge, create an Encumbrance with respect to (other than Permitted Encumbrances), assign, exchange, grant an option with respect to, transfer, gift, dispose of or enter into any derivative arrangement with respect to any subject property or any interest therein; or (ii) enter into an agreement or commitment providing for the sale, pledge, creation of an Encumbrance (other than Permitted Encumbrances), assignment, exchange, transfer, gift, disposition of or any derivative arrangement with respect to, or grant of an option with respect to, such subject property or any interest therein.

2.                                      Transfer of Holdco Common Stock.

(a)                                 Lock-Up. Each Stockholder shall not, during the Lock-up Period (as defined below), solely with respect to shares of Holdco Common Stock held by such Stockholder that remain subject to all or any portion of the Lock-up Period, (i) Transfer, directly or indirectly, such Stockholder’s shares of Holdco Common Stock or any securities convertible into or exercisable or exchangeable for shares of Holdco Common Stock (including such other securities that may be deemed to be beneficially owned by such Stockholder in accordance with the rules and regulations of the SEC and securities that may be issued upon exercise of an option or warrant) (collectively, the “Locked Up Securities”) or publicly disclose the intention to make any such Transfer or (ii) enter into any swap or other agreement that Transfers, in whole or in part, any of the economic consequences of ownership of the Locked Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Holdco Common Stock or such other securities, in cash or otherwise. In furtherance of the foregoing, Holdco and any duly appointed transfer agent for the registration or transfer of the Locked Up Securities described in this Agreement are authorized to decline to make any transfer of Locked Up Securities if such transfer would constitute a violation or breach of this Section 2. The “Lock-up Period” shall mean (x) the period commencing on the Closing Date and continuing for 60 days after the Closing Date for 1/3 of the aggregate shares of Holdco Common Stock owned by the Stockholders immediately following the Closing, (y) the period commencing on the Closing Date and continuing for 90 days after the Closing Date for 1/3 of the aggregate shares of Holdco Common Stock owned by the Stockholders immediately following the Closing and (z) the period commencing on the Closing Date and continuing for 120 days after the Closing Date for 1/3 of the aggregate shares of Holdco Common Stock owned by the Stockholders immediately following the Closing.

(b)                                 Exceptions.

i.                  Notwithstanding the foregoing, Section 2(a) will not apply to any shares of Holdco Common Stock sold by the Stockholders under the Registration Statement (as defined in the Registration Rights Agreement of even date hereof between Holdco and the Stockholders).

ii.              Notwithstanding Section 2(a), each Stockholder may Transfer the Locked Up Securities (i) to one or more partners, members and direct or indirect equity holders of such Stockholder, (ii) to an affiliated entity under common control with such Stockholder or any of its other Affiliates, (iii) to a family trust foundation or partnership established for the exclusive benefit of such Stockholder, its equity holders or any of their respective Affiliates, or (iv) to a charitable foundation controlled by such Stockholder, its equity holders or any of their respective Affiliates; provided, however, that a Transfer referred to in this Section 2(b)(ii) shall be permitted only if each transferee agrees in advance in writing, reasonably satisfactory in form and substance to Holdco, to be bound by the terms of this Agreement.

3.                                      Standstill.  Each Stockholder shall not, during the period commencing on the Closing Date and continuing until the earlier of (1) 120 days after the Closing Date and (2) the date such Stockholder ceases to own any Holdco Common Stock (such period, the “Standstill Period”), unless such action has been specifically invited in writing by the Holdco Board (it being understood that execution of this Agreement by Parent or Holdco does not constitute such an invitation), and such Stockholder will direct its Representatives not to, directly or indirectly:

(a)                                 effect or seek, offer or propose (whether publicly or otherwise and whether or not subject to conditions) to effect or seek, or announce any intention to effect or seek, or cause or otherwise participate in:

i.                  any acquisition of, or obtaining any economic interest in, any right to direct the voting or disposition of, or any other right with respect to, any Holdco Common Stock;

ii.              any tender or exchange offer, consolidation, acquisition, merger, joint venture, business combination or extraordinary transaction involving Holdco or any of its Subsidiaries or all or a material portion of the assets of Holdco or any of its Subsidiaries (except that any Stockholder or its Representatives may affect or pursue an acquisition of any assets offered for sale by Holdco or any of its Subsidiaries);

iii.           any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Holdco or any of its Subsidiaries; or

iv.           any “solicitation” of “proxies” (as such terms are defined in Regulation 14A promulgated by the SEC) or consents to vote any voting securities of Holdco or any of its Subsidiaries from any holder of any voting securities of Holdco or any of its Subsidiaries, or otherwise advise, assist or encourage any Person with respect to the voting of any voting securities of Holdco or any of its Subsidiaries;

(b)                                 form, join, become a member of, or in any way participate in or engage in negotiations, arrangements, understandings or discussions regarding, a “group”

(within the meaning of Rule 13d-5(b)(l) promulgated under the Exchange Act) with respect to any voting or other securities of Holdco or any of its Subsidiaries or any securities convertible into or exercisable or exchangeable for any voting or other securities of Holdco or any of its Subsidiaries or otherwise act in concert with any Holdco in respect of any such securities;

(c)                                  call, request, or seek to have called any meeting of the stockholders of Holdco or execute any written consent in lieu of a meeting of holders of any securities of Holdco;

(d)                                 advise, assist, or knowingly encourage, or direct any Person to advise, assist or knowingly encourage any other persons with respect to any of the conduct prohibited by this Section 3.

Notwithstanding the foregoing, the parties agree and acknowledge that (i) each Stockholder may vote its shares of Holdco Common Stock at any meeting of holders of Holdco Common Stock in its sole discretion and (ii) any Stockholder may coordinate any such vote with, act in concert with, and be part of a “group” with, any other Holdco stockholder that is an Affiliate of such Stockholder (iii) each Stockholder may participate as a seller in any tender or exchange offer commenced by a third party (for the avoidance of doubt, not in violation of this Agreement) or by Holdco and (iv) this Section 3 will only apply to (A) the Stockholders and (B) their permitted transferees pursuant to Section 2(b)(ii) of this Agreement in respect of Locked Up Securities owned by such permitted transferees.

4.                                      Other

(a)                                 Waiver of Right to Post-Closing Payments under Purchase Agreement.  Pursuant to Section 5.18(b) of that certain Purchase Agreement, dated as of June 25, 2018, and amended on July 12, 2018 (the “2018 Purchase Agreement”), by and between JFL-NRC-SES Partners, LLC and the Company (f/k/a Hennessy Capital Acquisition Corp.), JFL-NRC-SES Partners, LLC irrevocably and unconditionally hereby waives, effective immediately prior to the Effective Time, but subject to consummation of the Mergers, any entitlement to any payment from the Company pursuant to the Purchase Agreement, and the Company hereby acknowledges such waiver.

(b)                                 Termination of Investor Rights Agreement. On October 17, 2018, the Company and the Stockholders entered into that certain Investor Rights Agreement (the “Investor Rights Agreement”).  For the avoidance of doubt, effective at the Effective Time, the Stockholders and the Company acknowledge and agree that the Investor Rights Agreement shall be terminated pursuant to Section 3(b) of the Investor Rights Agreement with no further action by the Company or the Stockholders.

5.                                      Representations and Warranties of the Stockholders. Each Stockholder on its own behalf hereby represents and warrants to Parent and Holdco, severally and not jointly, as follows:

(a)                                 Power; Binding Agreement. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, Holdco and the Company constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance and other equitable remedies.

(b)                                 No Conflicts. Except for filings under the Exchange Act, the Securities Act and filings under the HSR Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Authority is necessary for the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) conflict with or result in any breach of any Governing Documents of such Stockholder; (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s properties or assets may be bound; or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets, except, in the case of each of the foregoing clauses (i) - (iii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation by such Stockholder of the transactions contemplated hereby.

(c)                                  Reliance. Each Stockholder has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its attorney, that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement and the Merger Agreement in its entirety and have had it fully explained to them by its counsel, that it is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. Each Stockholder understands and acknowledges that the Company, Parent and Holdco are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

(d)                                 Absence of Litigation. With respect to each Stockholder, as of the date hereof, there is no action, suit, claim, proceeding, charge, arbitration or investigation pending against, or, to the actual knowledge of such Stockholder, threatened in writing against such Stockholder or any of such Stockholder’s properties or assets before or by any Governmental Authority that could reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair the Stockholder’s ability to perform its obligations hereunder.

(e)                                  Brokers. No broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of a Stockholder.

6.                                      Representations and Warranties of Parent and Holdco. Parent and Holdco represent and warrant to each Stockholder as follows:

(a)                                 Organization and Qualification. Each of Parent and Holdco is a duly organized and validly existing corporation in good standing under the applicable Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Holdco is owned by Parent.

(b)                                 Power; Binding Agreement. Each of Parent and Holdco has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Holdco of this Agreement, the performance by each of Parent and Holdco of its obligations hereunder and the consummation by Parent and Holdco of the transactions contemplated hereby have been duly and validly authorized by each of Parent and Holdco and no other actions or proceedings on the part of Parent and Holdco are necessary to authorize the execution and delivery by Parent or Holdco, the performance by any of Parent or Holdco of its obligations hereunder or the consummation by Parent or Holdco of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent or Holdco, and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, constitutes a valid and binding obligation of each of Parent and Holdco, enforceable against each of Parent and Holdco in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance and other equitable remedies.

7.                                      Disclosure. Each Stockholder shall permit the Company, Parent and Holdco to publish and disclose (in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent or Holdco determines to be necessary or desirable in connection with the Merger and any transactions related thereto) such Stockholder’s identity and ownership of Holdco Common Stock and the nature of the commitments, arrangements and understandings under this Agreement. Parent and Holdco shall permit the Stockholders to publish and disclose in all disclosure documents required by Law (including any registration statement / proxy statement on Form S-4), the nature of the commitments, arrangements and understandings under this Agreement.

8.                                      Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such party’s obligations under this Agreement.

9.                                      Termination. This Agreement shall terminate and shall have no further force or effect as of the termination of the Merger Agreement pursuant to Article VII thereof; provided that this Section 9 and Section 10 shall survive such termination and remain in full force and effect.  Notwithstanding the foregoing, nothing set forth in this Section 9 shall relieve any party hereto from liability for any willful breach of this Agreement that is material prior to such termination.

10.                               Miscellaneous Provisions.

(a)                                 Amendment or Supplement. This Agreement may be amended or supplemented in any and all respects by written agreement signed by Parent, Holdco and each Stockholder.

(b)                                 Entire Agreement; No Third Party Beneficiary. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.  This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(c)                                  Governing Law  This Agreement and all Legal Actions (whether based on contract, tort, or statute) arising out of or relating to this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(d)                                 Jurisdiction.  Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery in and for New Castle County, Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 10(g) or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 10(d); (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(e)                                  Specific Enforcement. The parties hereto agree that the rights of each party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that irreparable damage would occur if any provision of this Agreement are not performed in accordance with the terms hereof or are otherwise breached, and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the Court of Chancery of the State of Delaware without necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at Law.

(f)                                   Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 2(b)(ii), neither the Stockholders nor the Parent nor Holdco may assign their rights or obligations hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

(g)                                  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of transmission); or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(g)):

if to Parent or Holdco:

c/o US Ecology, Inc.

101 S. Capitol Blvd., Suite 1000

Boise, ID 83702Attention: Wayne Ipsen, General Counsel

Email:       wayne.ipsen@usecology.com

with a copy to (which copy shall not constitute notice):

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Stephen M. Leitzell

Email:       stephen.leitzell@dechert.com

if to the Stockholders:

c/o J.F. Lehman & Company

110 East 59th Street, 27th Floor

New York, NY 10022

Attention: C. Alexander Harman, Glenn M. Shor and David L. Rattner

Email: cah@jflpartners.com, gms@jflpartners.com, and dlr@jflpartners.com with a copy (which shall not constitute notice) to:

Jones Day

2727 North Harwood Street, Suite 500

Dallas, TX 75201

Attention: Alain A. Dermarkar

Email: adermarkar@jonesday.com

(h)                                 Severability. The provisions of this Agreement shall be deemed severable and if any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(i)                                     Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

(j)                                    Construction.

a.              For purposes of this Agreement, whenever the context requires: (A) the singular number shall include the plural, and vice versa; (B) the masculine gender shall include the feminine and neuter genders; (C) the feminine gender shall include the masculine and neuter genders; and (D) the neuter gender shall include the masculine and feminine genders.

b.              The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

c.               As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(k)                                 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(l)                                     Counterparts; Signatures. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement shall have received counterparts signed by all of the other parties.  This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, each of which shall be deemed an original.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

US ECOLOGY, INC.

By:	/s/ Jeffrey R. Feeler
Name: Jeffrey R. Feeler
Title: President

US ECOLOGY PARENT, INC.

By:	/s/ Jeffrey R. Feeler
Name: Jeffrey R. Feeler
Title: President

JFL-NRC-SES PARTNERS, LLC

By:	/s/ C. Alexander Harman
Name: C. Alexander Harman
Title: President and Assistant Secretary

JFL-NRCG HOLDINGS III, LLC

By:	/s/ David L. Rattner
Name: David L. Rattner
Title: Secretary

JFL-NRCG HOLDINGS IV, LLC

By:	/s/ David L. Rattner
Name: David L. Rattner
Title: Secretary

NRC GROUP HOLDINGS CORP. (solely with respect to Section 4)

By:	Christian T. Swinbank
Name: Christian T. Swinbank
Title: President and Chief Executive Officer